Exhibit 5.1

[LATHAM & WATKINS LETTERHEAD]

May 5, 2006

CV Therapeutics, Inc.

3172 Porter Drive

Palo Alto, California 94304

Re:	Issuance of 1,080,828 Shares of Common Stock of CV Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as special counsel to CV Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company to Azimuth Opportunity Ltd. (“Azimuth”) on the date hereof of 1,080,828 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the Common Stock Purchase Agreement, dated as of April 18, 2006, between Azimuth and the Company (the “Purchase Agreement”), a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2006, as amended to date but excluding the Incorporated Documents (as defined below) (the “Registration Statement”), a prospectus, dated April 18, 2006, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus”) and a prospectus supplement dated May 5, 2006 (the “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or the Prospectus Supplement, other than as to the validity of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein only as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing, it is our opinion that as of the date hereof, the Shares are validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to a Current Report of Form 8-K, incorporated by reference into the Registration Statement, and to the reference of our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP